Exhibit 99.1
For immediate release
Beyond Meat® Reports Third Quarter 2019 Financial Results
Net Revenues Increased 250.0% Year-Over-Year to $92.0 Million
Gross Profit Improved to $32.8 Million or 35.6% Gross Margin
Net Income Increased to $4.1 Million or $0.06 Earnings per Diluted Share
Company Raises Full Year 2019 Outlook

EL SEGUNDO, Calif.—October 28, 2019 (GLOBE NEWSWIRE)—Beyond Meat, Inc. (NASDAQ:BYND) (“Beyond Meat” or “the Company”), a leader in plant-based meat, today reported financial results for its third quarter and nine months ended September 28, 2019.
Third Quarter 2019 Financial Highlights Compared to Prior Year Period

•	Net revenues were $92.0 million, an increase of 250.0%;

•	Gross profit was $32.8 million, or 35.6% of net revenues, compared to gross profit of $5.0 million, or 19.2% of net revenues, in the year-ago period;

•	Net income was $4.1 million, or $0.06 per diluted common share, compared to net loss of $9.3 million, or $1.45 per common share in the year-ago period; and

•	Adjusted EBITDA, which is a non-GAAP financial measure, was $11.0 million compared to an Adjusted EBITDA loss of $5.7 million in the year-ago period.
See “Non-GAAP Financial Measures” below for how Beyond Meat defines Adjusted EBITDA and the financial table that accompanies this release for a reconciliation of this measure to the closest comparable GAAP measure.
“We are very pleased with our third quarter results which reflect continued momentum across our business and mark an important milestone as we achieved our first ever quarter of net income,” said Ethan Brown, Beyond Meat’s President and Chief Executive Officer. “We remain focused on expanding our distribution footprint, both domestically and abroad, building our brand, introducing new innovative products into the marketplace, and bolstering our infrastructure and internal capabilities to fuel our future growth.”
Third Quarter 2019
Net revenues increased 250% to $92.0 million in the third quarter of 2019 compared to $26.3 million in the third quarter of 2018. Growth in net revenues in the third quarter of 2019 was primarily due to an increase in sales volumes of products in Beyond Meat’s fresh platform across retail, restaurant and foodservice channels, driven by expansion in the number of points of distribution, including new strategic customers, international customers, and greater demand from existing customers.

	Three Months Ended		Change		Nine Months Ended		Change
(in thousands)	September 28, 2019	September 29, 2018	Amount	%	September 28, 2019	September 29, 2018	Amount	%
Net revenues:
Gross Fresh Platform	$97,995	$26,815	$71,180	265.4%	$204,523	$51,530	$152,993	296.9%
Gross Frozen Platform	4,007	2,295	1,712	74.6%	14,158	11,549	2,609	22.6%
Less: Discounts	(10,041)	(2,833)	(7,208)	254.4%	(19,263)	(6,659)	(12,604)	189.3%
Net revenues	$91,961	$26,277	$65,684	250.0%	$199,418	$56,420	$142,998	253.5%

	Three Months Ended		Change		Nine Months Ended		Change
(in thousands)	September 28, 2019	September 29, 2018	Amount	%	September 28, 2019	September 29, 2018	Amount	%
Net revenues:
Retail	$50,465	$16,201	$34,264	211.5%	$104,164	$37,173	$66,991	180.2%
Restaurant and Foodservice	41,496	10,076	31,420	311.8%	95,254	19,247	76,007	394.9%
Net revenues	$91,961	$26,277	$65,684	250.0%	$199,418	$56,420	$142,998	253.5%
Gross profit was $32.8 million, or 35.6% of net revenues, in the third quarter of 2019, compared to $5.0 million, or 19.2% of net revenues, in the year-ago period. The increase in gross profit and gross margin was primarily due to an increase in the volume of products sold, resulting in operating leverage and production efficiency improvements. A greater proportion of gross revenues from the Company's fresh platform also contributed to the improvement in gross margin.

Income from operations in the third quarter of 2019 was $3.6 million compared to a loss from operations of $8.0 million in the third quarter of the prior year. This improvement was driven entirely by the year-over-year increase in net revenues and the resulting increase in gross profit, partially offset by higher operating expenses primarily to support the Company’s expanded manufacturing and supply chain operations, higher administrative costs associated with being a public company, higher restructuring expense, and continued investment in innovation and marketing capabilities.
Net income was $4.1 million in the third quarter of 2019 compared to a net loss of $9.3 million in the prior-year period. The improvement in net income was primarily the result of the increase in net revenues and gross profit compared to the third quarter of 2018.
Adjusted EBITDA was $11.0 million, or 12.0% of net revenues, in the third quarter of 2019 compared to an Adjusted EBITDA loss of $5.7 million in the third quarter of 2018. Adjusted EBITDA is a non-GAAP financial measure defined under “Non-GAAP Financial Measures,” and is reconciled to net income (loss), the closest comparable GAAP measure, at the end of this release.
Chief Financial Officer and Treasurer, Mark Nelson commented, “We remain pleased with our continued strong sales growth trajectory and are equally pleased with our sequential improvement in profitability in the third quarter. Our 35.6% gross margin in the quarter is a validation of our team’s ongoing efforts to improve our operating efficiency and is a critical enabler of greater strategic flexibility in the future.”
Balance Sheet and Cash Flow Highlights
The Company’s cash and cash equivalents balance was $312.5 million as of September 28, 2019 and total outstanding debt was $30.5 million. Net cash used in operating activities was $18.3 million for the nine months ended September 28, 2019, compared to $24.4 million for the prior-year period. Capital expenditures totaled $16.9 million for the nine months ended September 28, 2019 compared to $18.3 million for the prior-year period.

2019 Outlook
For the full year 2019, the Company is raising its guidance and now expects the following:

•	Net revenues in the range of $265 million to $275 million, updated from its prior expectation of net revenues to exceed $240 million; and

•	Adjusted EBITDA to approximate $20 million.
The Company does not provide guidance for net income, the most directly comparable GAAP measure, and similarly cannot provide a reconciliation between its forecasted Adjusted EBITDA and net income metrics without unreasonable effort due to the unavailability of reliable estimates for certain items. These items are not within the Company’s control and may vary greatly between periods and could significantly impact future financial results.
Conference Call and Webcast
The Company will host a conference call and webcast with an accompanying presentation to discuss these results with additional comments and details today at 4:30 p.m. Eastern, 1:30 p.m. Pacific. The conference call webcast will be available live over the Internet through the “Investors” section of the Company’s website at www.beyondmeat.com. To participate on the live call, dial 866-221-1171 from the U.S. or 270-215-9602 from international locations. A telephone replay will be available approximately two hours after the call concludes through Monday, November 11, 2019, by dialing 855-859-2056 from the U.S., or 404-537-3406 from international locations, and entering confirmation code 2265157.
About Beyond Meat
Beyond Meat is one of the fastest growing food companies in the United States, offering a portfolio of revolutionary plant-based meats. Founded in 2009, Beyond Meat has a mission of building meat directly from plants, an innovation that enables consumers to experience the taste, texture and other sensory attributes of popular animal-based meat products while enjoying the nutritional and environmental benefits of eating its plant-based meat products. Beyond Meat’s brand commitment, “Eat What You Love,” represents a strong belief that by eating its portfolio of plant-based meats, consumers can enjoy more, not less, of their favorite meals, and by doing so, help address concerns related to human health, climate change, resource conservation and animal welfare. Beyond Meat’s portfolio of fresh and frozen plant-based proteins are currently sold at approximately 58,000 retail and foodservice outlets worldwide.
Forward-Looking Statements
Certain statements in this release constitute “forward-looking statements." These statements are based on management's current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Beyond Meat believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are many risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in the Company’s Form 10-Q for the quarter ended June 29, 2019 filed with the Securities and Exchange Commission ("SEC") on July 29, 2019, as well as other factors described from time to time in the Company's filings with the SEC. Such forward-looking statements are made only as of the date of this release. Beyond Meat undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

Contacts
Media:
Shira Zackai
917-715-8522
szackai@beyondmeat.com

Investors:
Katie Turner
646-277-1228
Katie.turner@icrinc.com

BEYOND MEAT, INC.
Condensed Statements of Operations
(In thousands, except share and per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Net revenues	$91,961	$26,277	$199,418	$56,420
Cost of goods sold	59,178	21,235	133,123	46,709
Gross profit	32,783	5,042	66,295	9,711

Research and development expenses	5,951	2,165	14,661	6,267
Selling, general and administrative expenses	20,944	10,353	47,636	23,133
Restructuring expenses	2,319	528	3,560	1,170
Total operating expenses	29,214	13,046	65,857	30,570
Income (loss) from operations	3,569	(8,004)	438	(20,859)

Other income (expense), net:
Interest expense	(855)	(313)	(2,329)	(388)
Remeasurement of warrant liability	—	(994)	(12,503)	(1,253)
Other income (expense), net	1,385	(31)	2,424	66
Total other income (expense), net	530	(1,338)	(12,408)	(1,575)

Income (loss) before taxes	4,099	(9,342)	(11,970)	(22,434)
Income tax expense	—	—	21	—
Net income (loss)	$4,099	$(9,342)	$(11,991)	$(22,434)
Net income (loss) per share available to common stockholders—basic	$0.07	$(1.45)	$(0.33)	$(3.68)
Weighted average common shares outstanding—basic	60,415,866	6,441,838	35,806,520	6,103,756
Net income (loss) per share available to common stockholders—diluted	$0.06	$(1.45)	$(0.33)	$(3.68)
Weighted average common shares outstanding—diluted	66,026,490	6,441,838	35,806,520	6,103,756

BEYOND MEAT, INC.
Condensed Balance Sheets
(In thousands, except share and per share data)
(unaudited)

	September 28, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$312,451	$54,271
Accounts receivable	34,482	12,626
Inventory	60,270	30,257
Prepaid expenses and other current assets	11,742	5,672
Total current assets	418,945	102,826
Property, plant, and equipment, net	35,050	30,527
Other non-current assets, net	846	396
Total assets	$454,841	$133,749
Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit):
Current liabilities:
Accounts payable	$38,348	$17,247
Wages payable	1,433	1,255
Accrued bonus	3,181	2,312
Accrued expenses and other current liabilities	4,113	2,391
Short-term borrowings under revolving credit line and bank term loan	9,087	—
Short-term capital lease liabilities	30	44
Stock warrant liability	—	1,918
Total current liabilities	$56,192	$25,167
Long-term liabilities:
Revolving credit line	$—	$6,000
Long-term portion of bank term loan, net	16,503	19,388
Equipment loan, net	4,922	5,000
Capital lease obligations and other long-term liabilities	396	404
Total long-term liabilities	$21,821	$30,792
Commitments and Contingencies
Convertible preferred stock	$—	$199,540
Stockholders’ equity (deficit):
Preferred stock, par value $0.0001 per share—500,000 shares authorized, none issued and outstanding	—	—
Common stock, par value $0.0001 per share—500,000,000 shares and 58,669,600 shares authorized at September 28, 2019 and December 31, 2018, respectively; 60,565,840 and 6,951,350 shares issued and outstanding at September 28, 2019 and December 31, 2018, respectively	6	1
Additional paid-in capital	518,485	7,921
Accumulated deficit	(141,663)	(129,672)
Total stockholders’ equity (deficit)	$376,828	$(121,750)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$454,841	$133,749

BEYOND MEAT, INC.
Condensed Statements of Cash Flows
(In thousands)
(unaudited)

	Nine Months Ended
	September 28, 2019	September 29, 2018
Cash flows from operating activities:
Net loss	$(11,991)	$(22,434)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,980	3,046
Share-based compensation expense	5,807	1,090
Loss on sale of fixed assets	—	76
Amortization of debt issuance costs	124	51
Change in preferred and common stock warrant liabilities	12,503	1,253

Net change in operating assets and liabilities:
Accounts receivable	(21,856)	(8,499)
Inventories	(30,013)	(9,627)
Prepaid expenses and other assets	(1,878)	(615)
Accounts payable	20,206	7,670
Accrued expenses and other current liabilities	2,768	3,573
Long-term liabilities	11	39
Net cash used in operating activities	$(18,339)	$(24,377)

Cash flows used in investing activities:
Purchases of property, plant and equipment	$(9,515)	$(18,250)
Proceeds from sale of fixed assets	307	104
Purchases of property, plant and equipment held for sale	(7,403)	—
Payment of security deposits	(542)	(59)
Net cash used in investing activities	$(17,153)	$(18,205)

Cash flows from financing activities:
Proceeds from issuance of common stock pursuant to the initial public offering, net of issuance costs	$254,742	$—
Proceeds from issuance of common stock pursuant to the secondary public offering, net of issuance costs	38,063	—
Proceeds from advance deposit for Series H preferred stock offering	—	25,000
Proceeds from Series G preferred stock offering, net of offering costs	—	1,347
Proceeds from bank term loan borrowing	—	20,000
Repayments on revolving credit line	—	(2,500)
Repayment on term loan	—	(1,000)
Proceeds from payoff of notes receivable for restricted stock purchase	—	951
Proceeds from revolving credit line	—	6,000

	Nine Months Ended
	September 28, 2019	September 29, 2018
Proceeds from equipment loan borrowing	—	5,000
Repayment of Missouri Note	—	(1,450)
Payments of capital lease obligations	(31)	(143)
Proceeds from exercise of stock options	898	1,128
Payments of deferred offering costs	—	(492)
Payment for repurchase of common stock	—	(514)
Net cash provided by financing activities	$293,672	$53,327
Net increase in cash and cash equivalents	$258,180	$10,745
Cash and cash equivalents at the beginning of the period	54,271	39,035
Cash and cash equivalents at the end of the period	$312,451	$49,780

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$2,261	$356
Taxes	$21	$3
Non-cash investing and financing activities:
Capital lease obligations for the purchase of property, plant and equipment	$—	$85
Issuance of convertible preferred stock warrants in connection with debt	$—	$248
Non-cash additions to property, plant and equipment	$1,280	$730
Offering costs, accrued not yet paid	$487	$1,301
Non-cash additions to property, plant and equipment held for sale	$1,019	$—
Reclassification of warrant liability to additional paid-in capital in connection with the initial public offering	$14,421	$—
Conversion of convertible preferred stock to common stock upon initial public offering	$199,540	$—

Non-GAAP Financial Measures
Beyond Meat uses the following non-GAAP financial measures in assessing its operating performance and in its financial communications:
“Adjusted EBITDA” is defined as net income (loss) adjusted to exclude, when applicable, income tax expense, interest expense, depreciation and amortization expense, restructuring expenses, share-based compensation expense, inventory losses from termination of an exclusive supply agreement with a co-manufacturer, costs of termination of an exclusive supply agreement with the same co-manufacturer, and expenses primarily associated with the conversion of our convertible notes and remeasurement of our preferred stock warrant liability and common stock warrant liability.
“Adjusted EBITDA as a % of net revenues” is defined as Adjusted EBITDA divided by net revenues.
We use Adjusted EBITDA and Adjusted EBITDA as a % of net revenues because they are important measures upon which our management assesses our operating performance. We use Adjusted EBITDA and Adjusted EBITDA as a % of net revenues as key performance measures because we believe these measures facilitate operating performance comparison from period-to-period by excluding potential differences primarily caused by the impact of restructuring, asset depreciation and amortization, non-cash share-based compensation and non-operational charges including the impact to cost of goods sold and selling, general and administrative expenses related to the termination of an exclusive co-manufacturing agreement, early extinguishment of convertible notes and remeasurement of warrant liability. Because Adjusted EBITDA and Adjusted EBITDA as a % of net revenues facilitate internal comparisons of our historical operating performance on a more consistent basis, we also use these measures for our business planning purposes. In addition, we believe Adjusted EBITDA and Adjusted EBITDA as a % of net revenues are widely used by investors, securities analysts, ratings agencies and other parties in evaluating companies in our industry as a measure of our operational performance.
There are a number of limitations related to the use of Adjusted EBITDA rather than net income (loss), which is the most directly comparable GAAP measure. Some of these limitations are:

•
Adjusted EBITDA excludes depreciation and amortization expense and, although these are non-cash expenses, the assets being depreciated may have to be replaced in the future increasing our cash requirements;

•	Adjusted EBITDA does not reflect interest expense, or the cash required to service our debt, which reduces cash available to us;

•	Adjusted EBITDA does not reflect income tax payments that reduce cash available to us;

•	Adjusted EBITDA does not reflect restructuring expenses that reduce cash available to us;

•	Adjusted EBITDA does not reflect share-based compensation expenses and therefore does not include all of our compensation costs;

•	Adjusted EBITDA does not reflect other income (expense) that may increase or decrease cash available to us; and

•	other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.
These non-GAAP financial measures should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. These non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies.

The following table presents the reconciliation of Adjusted EBITDA to its most comparable GAAP measure, net income (loss), as reported (unaudited):

	Three Months Ended		Nine Months Ended
(in thousands)	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Net income (loss), as reported	$4,099	$(9,342)	$(11,991)	$(22,434)
Income tax expense	—	—	21	—
Interest expense	855	313	2,329	388
Depreciation and amortization expense	2,023	1,426	5,980	3,046
Restructuring expenses(1)	2,319	528	3,560	1,170
Share-based compensation expense	3,129	380	5,807	1,090
Remeasurement of warrant liability	—	994	12,503	1,253
Other (income) expense, net	(1,385)	31	(2,424)	(66)
Adjusted EBITDA	$11,040	$(5,670)	$15,785	$(15,553)

Net income (loss) as a % of net revenues	4.5%	(35.6)%	(6.0)%	(39.8)%
Adjusted EBITDA as a % of net revenues	12.0%	(21.6)%	7.9%	(27.6)%
_____________

(1)	Primarily comprised of legal and other expenses associated with the dispute with a co-manufacturer with whom an exclusive supply agreement was terminated in May 2017.